Exhibit 99.1

Briscoe Wind Farm, LLC

Financial Statements and Independent Auditor's Report

December 31, 2025 and 2024

CohnReznick

Briscoe Wind Farm, LLC

2

CohnReznick LLPcohnreznick.com

Independent Auditor’s Report

To the Managing Member of
Briscoe Wind Farm, LLC

Opinion

We have audited the financial statements of Briscoe Wind Farm, LLC (the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Chicago, Illinois
May 28, 2026

3

Briscoe Wind Farm, LLC

Balance Sheets

December 31, 2025 and 2024

	2025	2024
Assets
Current assets
Restricted cash	$1,815,114	$2,092,717
Accounts receivable, net	909,988	603,435
Prepaid expenses	898,013	874,036
Due from affiliate	-	23,468
Other current assets	12,511	-

Total current assets	3,635,626	3,593,656

Non-current assets
Wind Energy System, net	137,132,503	144,025,278
Restricted cash, non-current	283,885	283,885
Operating lease right-of-use assets	10,137,774	10,540,668
Deposits	19,500	19,500
Other non-current assets	100,091	-

Total non-current assets	147,673,753	154,869,331

Total assets	$151,309,379	$158,462,987

Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$285,460	$355,290
Operating lease liability	415,049	415,049
Tracking account	6,000,000	-
Other current liabilities	537,062	1,502,481
Total current liabilities	7,237,571	2,272,820

Non-current liabilities
Long-term debt	25,669,467	22,579,002
Related party debt	40,942,566	36,230,360
Asset retirement obligation	4,712,431	4,414,455
Tracking account	-	6,000,000
Operating lease liability, non-current	10,291,280	10,720,010
Other non-current liabilities	-	386,407
Total non-current liabilities	81,615,744	80,330,234

Total liabilities	88,853,315	82,603,054

Commitments and contingencies

Members’ equity	62,456,064	75,859,933

Total liabilities and members’ equity	$151,309,379	$158,462,987

See Notes to Financial Statements.

4

Briscoe Wind Farm, LLC

Statements of Operations

Years Ended December 31, 2025 and 2024

	2025	2024

Revenue
PPA revenue	$6,360,111	$5,233,109
Merchant revenue	1,758,947	2,146,645
REC revenue	831,869	592,034

Total revenue	8,950,927	7,971,788

Operating expenses
Operations and maintenance	7,024,449	5,010,134
Depreciation and accretion	7,190,751	7,177,291
Rent	695,668	651,727
Property taxes	340,901	451,653
General and administrative	210,157	319,976

Total operating expenses	15,461,926	13,610,781

Loss from operations	(6,510,999)	(5,638,993)

Other income (expense)
Other income	165,063	12,520
Interest expense	(8,427,902)	(9,346,637)
Total other income (expense)	(8,262,839)	(9,334,117)

Net loss	$(14,773,838)	$(14,973,110)

See Notes to Financial Statements.

5

Briscoe Wind Farm, LLC

Statements of Members’ Equity

Years Ended December 31, 2025 and 2024

Members’ Equity

Members’ equity, December 31, 2023	$89,467,324

Capital contributions	1,365,719

Net loss	(14,973,110)

Members’ equity, December 31, 2024	75,859,933

Capital contributions	1,369,969

Net loss	(14,773,838)

Members’ equity, December 31, 2025	$62,456,064

See Notes to Financial Statements.

6

Briscoe Wind Farm, LLC

Statements of Cash Flows

Years Ended December 31, 2025 and 2024

	2025	2024

Cash flows from operating activities
Net loss	$(14,773,838)	$(14,973,110)
Adjustments to reconcile net loss to net restricted cash (used in) provided by operating activities
Depreciation and accretion	7,190,751	7,177,291
Non-cash interest expense	7,802,671	5,961,881
Extinguishment of debt issuance costs	-	657,084
Amortization of deferred financing costs	-	688,805
Amortization of operating lease right-of-use assets	402,894	394,202
Bad debt (recovery) expense	(112,602)	-
Changes in operating assets and liabilities
Accounts receivable	(306,553)	13,516
Prepaid expenses	(23,977)	(684,688)
Accounts payable and accrued expenses	(69,830)	(3,155,847)
Due to/from affiliates	23,468	380,033
Operating lease liability	(428,730)	(420,038)
Other liabilities	(1,351,826)	(1,114,466)

Net restricted cash used in operating activities	(1,647,572)	(5,075,337)

Cash flows from financing activities
Proceeds from members’ capital contributions	1,369,969	1,365,719
Carval debt principal payments	-	(56,685,575)
Proceeds from long-term debt (Subordinated Notes)	-	35,617,838
Proceeds from long-term debt (Acciona)	-	22,000,000

Net restricted cash provided by financing activities	1,369,969	2,297,982

Change in restricted cash	(277,603)	(2,777,355)

Restricted cash, beginning	2,376,602	5,153,957

Restricted cash, end	$2,098,999	$2,376,602

Supplemental disclosure of cash flow activities
Cash paid for operating leases	$648,000	$648,000

Interest paid	$628,499	$1,518,964

See Notes to Financial Statements.

7

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Note 1 - Organization and nature of operations

Organization

Briscoe Wind Farm, LLC (the “Company”) was formed as a limited liability company on October 15, 2013, in accordance with the Delaware Limited Liability Company Act for the purpose of financing, developing and operating a wind-powered energy generation facility (the “Wind Energy System”). On November 27, 2013, Juwi Wind, LLC (“Juwi”) as the sole member of the Company transferred its membership interest in the Company to Briscoe Wind Project Holdings I, LLC (“Briscoe Holdings”).

On December 23, 2014, the Company entered into an agreement to receive capital contributions in exchange for membership interests from Class A equity investors. In accordance with this agreement, the Company amended and restated its Limited Liability Company Agreement on November 17, 2015, to incorporate the addition of the Class A equity investors (see Note 5). Per the amended and restated Limited Liability Agreement, the Company will continue in existence until 99 years following the effective date of the amended Limited Liability Company Agreement or earlier if dissolved in accordance with the agreement.

On August 16, 2021, the Company entered into an amended agreement to receive additional capital contributions in exchange for membership interest from Class A equity investors, JPM Capital Corporation and Morgan Stanley Wind, LLC.

On April 1, 2026, subsequent to the balance sheet date of December 31, 2025, the members of the Company completed the sale of 100% of the Company’s membership interests to Soluna Holdings, Inc. for total consideration of approximately $53.0 million, pursuant to a Membership Interest Purchase Agreement. Simultaneous with the sale, the tracking account liability, related party debt, and long-term debt were fully settled by the members.

Nature of operations

The Company has developed and constructed a Wind Energy System (the “Project”) consisting of 81 turbines located in Briscoe County, Texas with an aggregate generation capacity of approximately 150 megawatts (“MWs”). The Commercial Operation Date (“COD”) of the Wind Energy System occurred on November 13, 2015. Since COD, the Company’s operations consist of owning and operating the Wind Energy System and selling the generated electricity directly into the wholesale markets managed by Electric Reliability Council of Texas, Inc. (“ERCOT”). The Company executed an agreement to hedge a portion of the power sold against future changes in the price of electricity. The hedge was effectively unwound during 2021 (see Note 4). On February 24, 2023, the Company executed a Power Purchase Agreement (“PPA”) with Golden Spread Electric Cooperative, Inc. (″GSEC″) to sell an increasing portion of its energy output to GSEC. This portion of energy commenced at 25 MW and will increase to an estimated peak demand of approximately 150 MW. The Company has no employees and receives key administrative, operations and maintenance services through service agreements with third parties (see Note 8).

Note 2 - Summary of significant accounting policies

Revenue recognition

The Company derives its revenue from the sale of power and renewable energy credits (“RECs”). The Company sells power to the wholesale market at its nodal settlement point and is recorded as the underlying energy is generated. Commencing in 2023, the Company sold an increasing portion of its power through a PPA with GSEC. At times the Company may be subject to negative pricing at its nodal settlement point when selling electricity within the wholesale market due to severe congestion on the transmission lines within the ERCOT West Hub region.

8

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

The Company evaluated its wholesale energy revenue and determined that it does not meet the definition of a lease or a derivative and accordingly, will be accounted for under ASC 606. Under Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), a contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company views the sale of power as a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. Accordingly, the Company applied the practical expedient as the right to consideration corresponds directly to the value provided to the customer to recognize revenue at the invoice amount. During the years ended December 31, 2025, and 2024, the Company earned wholesale energy revenue of $1,758,947 and $2,146,645, respectively.

The Company evaluated the GSEC PPA and determined that it does not meet the definition of a lease or a derivative and accordingly, will be accounted for under ASC 606. The Company views the sale of energy under the PPA as single performance obligation that the customer simultaneously receives and consumes as the entity performs. Revenue is recognized using an output method as the quantities are delivered to the customer. The customer is invoiced monthly an amount equal to energy multiplied by the variable market rate as published by ERCOT and all curtailed energy multiplied by a rate of $20.70/MWh. The Company applied the practical expedient available under ASC 606 as the right to consideration corresponds directly to the value provided to the customer to recognize revenue at the invoiced amount and recognizes revenue in the statements of operations when the energy is delivered. During the years ended December 31, 2025 and 2024, the Company earned PPA revenue of $6,360,111 and $5,233,109, respectively.

Under the renewable portfolio standards in Texas, the Wind Energy System will generate a REC for each megawatt hour of energy delivered. The Company’s individual REC sales reflect a fixed quantity, fixed price structure over a specified term or are sold at the spot market. The Company views REC products in these arrangements as distinct performance obligations satisfied at a point in time. Since the REC products delivered to the customers are not bundled with the power sold to ERCOT or GSEC but rather are sold at specified points under separate contractual arrangements, these RECs are recognized into revenue when delivered and invoiced under ASC 606. During 2025 and 2024, the Company recognized $831,869 and $592,034 of revenues related to the sale of RECs, respectively.

REC inventory

The Wind Energy System generates RECs for each MWh of wind energy produced. The Company accounts for its REC inventory under the incremental cost method and thus, RECs have no recorded value.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Specifically, amounts previously presented as Acciona debt and Subordinated Notes in the debt footnote have been disaggregated into related party debt and long-term debt to align with the balance sheet presentation and more transparently reflect the nature of the respective lender relationships, as further described in Note 7. The reclassification resulted in $36,230,360 being presented as related party debt and $22,579,002 being presented as long-term debt as of December 31, 2024, compared to $36,376,696 and $22,432,666 as previously presented. These reclassifications had no effect on previously reported total liabilities, members’ equity, or net loss.

Accounts receivable

The Company’s accounts receivable consists of uncollateralized amounts due from a third party. Trade receivables are reported on the balance sheet net of allowances for credit losses. The Company records allowances for current expected credit losses based on (i) estimates of uncollectible revenues by analyzing accounts receivable aging, (ii) historical collections and delinquencies, (iii) reasonable and supportable forecasts of future events, and (iv) counterparty credit ratings. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when they are probable of collection. During the year ended December 31, 2025, $663,353 previously included within the allowance for doubtful accounts was written off, inclusive of $112,601 in recoveries recorded as a reduction to bad debt expense within general and administrative expense. No such activity occurred in 2024. As of December 31, 2025 and 2024, the Company has accrued $0 and $663,353, respectively, in allowance for doubtful accounts. The accounts receivable balance as of December 31, 2023 was $1,280,304.

9

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Prepaid expenses

Prepaid expenses consist of payments made as of December 31, 2025 and 2024, respectively, related to services to be received in a subsequent reporting period. The primary amounts included in prepaid expenses as of December 31, 2025 and 2024 were amounts related to insurance and the operations and maintenance agreement (see Note 8).

Wind Energy System, net

The Company’s Wind Energy System is stated at cost. The Wind Energy System is depreciated using the straight-line method over its estimated useful life of 30 years. The costs of maintenance, repairs, and minor renewals are expensed as incurred, while expenditures that extend useful lives are capitalized. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

Impairment of long-lived assets

The Company reviews its Wind Energy System for impairment annually or whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

When an impairment trigger is identified, management first compares the estimated future undiscounted cash flows associated with the Wind Energy System to its carrying amount. If the estimated future undiscounted cash flows are less than its carrying amount, management then calculates the amount of the impairment loss by reducing the Wind Energy System’s carrying amount to its fair value. The Company determines fair value generally by using the discounted cash flow method. The factors considered by the Company in performing this assessment include current operating results, forecasted merchant pricing curves, market trends and prospects, the manner in which the property is used, inclusive of future expected annual production amounts, and the effects of obsolescence, demand, competition, and other economic factors. No impairment loss has been recognized for the years ended December 31, 2025 and 2024.

Restricted cash

As of December 31, 2025 and 2024, restricted cash consists of four separate accounts which are restricted under the terms of the Company’s operating agreement and other depository agreements. The amounts are classified as current or noncurrent based on their intended use. Current restrictions are utilized to maintain revenue proceeds and payment of operating expenses. Noncurrent cash pursuant to hedge and operating agreements is required to maintain a minimum balance throughout its contractual term. The restricted cash accounts consist of cash and cash equivalents, which are investments with original maturities of three months or less.

The following table provides a reconciliation of restricted cash to the statements of cash flows:

	December 31,
	2025	2024
Restricted cash	$1,815,114	$2,092,717
Restricted cash, non-current	283,885	283,885

Total restricted cash	$2,098,999	$2,376,602

10

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Operating site leases

The Company leases land for the Wind Energy System under multiple operating leases from numerous third-party landowners. The site leases contain five different payment types depending on the development, construction and operating stage of the Wind Energy System. The site leases include escalation clauses and contingent rents based on gross sales as defined within the leases.

Minimum rental expense for noncancelable operating site leases with scheduled rent increases is recognized on a straight-line basis over the site lease term, beginning with the lease commencement date, or the date the lease is acquired, whichever is sooner. The Company’s leases are for a term of 30 years from COD. For leases with renewal options or fixed terms with early termination options, the exercise of renewal options is included in the lease term if the option is reasonably certain to be exercised and is solely at the Company’s discretion. Leases with terms of one year or less are not included in the balance sheets.

The Company adopted Accounting Standards Update 2016-02 (as amended), Leases (“Topic 842”) effective January 1, 2022. Upon adoption, the Company recognizes a lease liability, which is measured at the present value of future minimum lease payments, and a corresponding right-of-use asset equal to the lease liability, adjusted for any prepaid lease costs, initial direct costs and lease incentives. The Company remeasures lease liabilities and related right-of-use assets whenever there is a change to the lease term and/or there is a change in the amount of future lease payments, but only when such changes do not qualify to be accounted for as a separate contract.

The Company determines an appropriate discount rate to apply when determining the present value of the remaining lease payments for purposes of measuring or remeasuring lease liabilities. As the rate implicit in the lease is not readily determinable, the Company has elected to use a risk-free borrowing rate for a borrowing over a similar term of the lease payments at the commencement date.

Derivative financial instrument

The Company recognizes all derivative financial instruments in the accompanying financial statements at fair value in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815, Derivative and Hedging.

The Company has historically and may in the future enter into derivative contracts to manage its risks associated with market fluctuations by entering into derivative contracts to sell energy. The Company believes these instruments, which are classified as economic hedges, mitigate exposure to fluctuations in commodity prices. Derivatives that are intended to serve as economic hedges and that are not designated for hedge accounting are recognized in earnings each period (see Note 4).

Other liabilities

In August 2021, the Company effectively unwound its energy hedge amendments through structured payments based on fixed quantities through December 2026 (see Note 4). Upon initial recognition, the Company is required to record the present value of all future cash outflows based on the Company’s applicable discount rate. Subsequently, all payments are allocated between principal and interest through the term of the agreement. During the years ended December 31, 2025 and 2024, interest expense of $150,655 and $302,896, respectively, is incurred and included within interest expense on the accompanying statements of operations.

11

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Asset retirement obligation

The Company has a contractual obligation to remove its Wind Energy System following the expiration of its operating site leases. The leases require that, upon lease termination, the leased land be restored to an agreed-upon condition, effectively retiring the Wind Energy System. The Company is required to record the present value of the estimated obligation as it is incurred relating to the Wind Energy System. Upon initial recognition of the Company’s asset retirement obligation, the carrying amount of the Wind Energy System will be increased and amortized over its useful life and the obligation will be accreted to the estimated future value over the same period. The Company recorded its retirement obligation upon the Wind Energy System reaching COD.

Debt issuance costs

Costs incurred in obtaining the related party debt are presented as a reduction of the carrying value of debt and amortized using the effective interest method over the term of the debt. As noted in Note 7, during the year ended December 31, 2024, the Company’s financing arrangement was repaid in full by affiliates. As a result, all $657,084 of debt issuance costs were written off during the year ended December 31, 2024 and are included within interest expense on the statements of operations.

Income taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported on the Company’s members’ tax return. However, the Company’s income is subject to the State of Texas franchise tax. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. These financial statements do not reflect a provision for income taxes, and the Company has no other tax positions that must be considered for disclosure.

Included in the items passed through are the Production Tax Credits (“PTCs”), which are federal incentives to promote the investment in renewable wind energy. The Company allocates PTCs 99% to its Class A members and 1% to its Class B member.

The Company’s tax return is subject to examination by taxing authorities for a period of three years for federal and four years for the state of Texas from the date it was filed. All tax returns remain open for the Company since 2021.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

The Company bases its estimates and assumptions on the best information available at the time the estimate is made. Significant estimates included within the financial statements include the useful lives of the Wind Energy System, expected future cash flows from the Wind Energy System, allowance of doubtful accounts, and the fair value of asset retirement obligations. Actual results may vary from these estimates.

12

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Note 3 - Wind Energy System, net

Wind Energy System, net for the years ended December 31, 2025 and 2024 consists of the following:

	2025	2024

Wind turbines	$186,593,263	$186,593,263
Land improvements	11,212,610	11,212,610
Operation and maintenance building	1,159,681	1,159,681
Project amortizable costs	8,644,017	8,644,017
Asset retirement cost	2,430,236	2,430,236

	210,039,807	210,039,807
Less accumulated depreciation	(72,907,304)	(66,014,529)

Wind Energy System, net	$137,132,503	$144,025,278

Depreciation expense totaled $6,892,775 and $6,898,157 for the years ended December 31, 2025 and 2024, respectively.

Note 4 - Derivative financial settlement and tracking account

The Company entered into a forward sale of power transaction to sell power with a total notional amount of 4,232,496 MWh over the life of the agreement, which was effective January 1, 2016 and terminates on December 31, 2026. The Company also had an embedded option in this forward transaction that allowed the Company to terminate the last five years of the commodity derivative by written notice during the period from January 1, 2020 through December 1, 2020. On May 7, 2020, the forward transaction was amended and restated to freeze the hedge from May 7, 2020 to December 31, 2020.

The commodity derivative also contains a tracking account, which is a nonderivative element that provided the Company with a $12 million funding limit to protect against pricing and volumetric differences between the actual quantities delivered at the ERCOT Node assigned to the project and hourly quantities sold at the ERCOT West Hub. Monthly settlements are followed by a final settlement at the end of the term of the commodity derivative. The tracking account charges interest of 1-Mo SOFR plus a margin of 3.5%. During the years ended December 31, 2025 and 2024, the Company incurred $474,577 and $619,004, respectively, of interest expense on its tracking account which is included in interest expense on the accompanying statements of operations, of which $173,031 and $176,299 is outstanding and included within Accounts payable and accrued expenses on the accompanying balance sheets. As of December 31, 2025 and 2024, $6,000,000 was due on the tracking account and is included in the accompanying balance sheets and will be payable upon contract expiration on December 31, 2026.

In August 2021, the Company entered into the ninth amended and restated confirmation with Morgan Stanley Capital Group, Inc. (“Morgan Stanley”) which amended its forward sale power transaction by reducing the quantity of energy delivered to 50% of the original contract quantity for the period from July 1, 2021 to December 31, 2026. Also in August 2021, the Company entered into a forward purchase of power transaction with Morgan Stanley to purchase the same quantity of power as the contract quantity of the ninth amended and restated confirmation.

These two contracts are structured in the manner in order to allow the remaining 50% of the notional quantity to offset and effectively terminate the forward sale power transaction and reduce the tracking account to $6 million. As of December 31, 2025 and 2024, respectively, the future net settlements of these two contracts totaled $537,062 and $1,888,888, of which $537,062 and $1,502,481 is due within the next 12 months. The future net settlement liabilities are presented as other long-term liabilities and other current liabilities in the accompanying balance sheets.

13

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Note 5 - Members’ equity

The Company entered into an Equity Capital Contribution Agreement dated December 23, 2014, (the “ECCA”) with Briscoe Wind Project Holdings I LLC (“Briscoe Holdings”) and two unrelated tax equity investors. Pursuant to the ECCA, upon closing of the transaction the unrelated tax equity, investors own 100% of the Class A Membership Units and all Class B Membership Units are owned by Briscoe Holdings. The equity interests in the Company are subject to funding conditions as stated in the ECCA. The ECCA was amended on August 16, 2021 to request additional capital contributions which were funded by members in 2021.

As of December 31, 2025 and 2024, the number of Class A and Class B membership units authorized, issued and outstanding totaled 117,300,000, respectively. The amended and restated Limited Liability Company Agreement (“LLCA”) outlines both upfront capital contributions and deferred capital contributions based on annual production, member loan provisions, general as well as specific allocations of income and loss, distributions, management, rights and responsibilities of members, administrative and tax matters, transfers of interests including a purchase option, tracking model and flip date, indemnification and dissolution and liquidation preferences.

The Class B member is the initial manager, and the LLCA outlines its responsibilities as well as the rights and responsibilities of both the Class A and Class B members. The LLCA allows for transfers of their interests by either the Class A or Class B members subject to specific requirements. The LLCA contains a purchase option allowing the Class B member to purchase 100%, but not less than 100%, of the Class A members’ interests during the period of 180 days immediately following: (i) the date which is six months after the later of: (A) the date (“Flip Date”) when Class A members are determined to have realized an after-tax IRR of 8.25% (“Target IRR”) and (B) the fifth anniversary of COD; and (ii) the fifth anniversary of the Flip Date (“Purchase Option Period”). As of December 31, 2025, the Flip Date has not occurred.

The purchase price of the Class A units during the Purchase Option Period shall be the greatest of:

●	The amount required for each of the Class A Members to achieve and preserve the Target IRR;

●	105% of fair market value of such Class A Units; and

●	The Class A Members’ book value at the date the purchase option is executed using the Hypothetical Liquidation at Book Value (“HLBV”) method in accordance with GAAP.

Note 6 - Asset retirement obligation

The following is a summary of total changes in the Company’s asset retirement obligation liability for the years ended December 31:

	Years ended December 31,
	2025	2024

Balance at January 1	$4,414,455	$4,135,321
Accretion expense	297,976	279,134

Balance at December 31	$4,712,431	$4,414,455

Asset retirement obligation costs may increase or decrease significantly in the future as a result of changes in regulations, changes in engineering designs and technology, permit modifications or updates, changes the Wind Energy System, inflation or other factors as actual reclamation spending occurs. Asset retirement obligation activities and expenditures generally are made over an extended period of time commencing near the end of the wind energy system life; however, certain reclamation activities may be accelerated if legally required or if determined to be economically beneficial.

14

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Note 7 - Debt

CarVal Debt

On August 16, 2021, the Company entered into a credit agreement (“Credit Agreement”) with CVI CD Wind Loan Holdings (“CarVal”), the lender to the Company and an affiliate of the Company’s Class B member parent, CD Wind JV, LLC, in the amount of $44,792,700. The loan bore a cash interest rate of 7% per annum plus mandatory paid in kind interest rate of 5% to be capitalized with the principal. The Credit Agreement had an initial maturity date of August 16, 2024 with an option to extend an additional three years to August 16, 2027 when the final principal installment shall be repaid.

The Credit Agreement was collateralized by substantially all of the assets of the Company as specified in Credit Agreement. The Company’s assets, including its Wind Energy System, was cross collateralized with Green Pastures Wind I, LLC and Green Pastures Wind II, LLC (collectively the “GP Wind Projects”) in their respective debt agreements, meaning these assets were subject to seizure by GP Wind Projects’ lender to the extent GP Wind Projects defaulted on its debt agreements.

The GP Wind Projects incurred significant declines in operating revenues and availability of their wind turbines dating back to 2022. The GP Wind Projects asserted negligence against its O&M Provider (“Nordex”) and its guarantors (“Acciona”) as the cause of the aforementioned declines. In January 2024, the GP Wind Projects received notice from CarVal that they were in default of their debt agreements as a result of the ongoing litigation. Consequently, all of the Company’s assets were subject to seizure by CarVal.

To settle the aforementioned disputes, on November 1, 2024, affiliates of the Company closed on a Membership Interest Purchase Agreement (“MIPA”) with Acciona related to the purchase of GP Wind Projects and utilized the proceeds to pay off 100% of the outstanding debt in GP Wind I, GP Wind II, and the Company. On that same date, Acciona assumed $22,000,000 of the Company’s debt previously held by CarVal while the remaining $35,617,838 of the Company’s debt (inclusive of additional fees) was initially assumed by GP Wind I and GP Wind II and subsequently transferred to various stakeholders (“Subordinated Notes”).

The debt restructuring met the criteria for extinguishment, as the old debt was fully satisfied using MIPA proceeds. In accordance with the applicable accounting guidance, the existing debt was derecognized, and the remaining unamortized deferred financing costs of $657,084 were expensed as interest expense on the statement of operations. No financing fees related to the issuance of the new debt have been recognized, as there were no incremental expenses incurred specifically for the new debt issuance. These costs were included as part of transaction expenses associated with the affiliate’s MIPA.

For the year ended December 31, 2024, non-cash interest payments of $4,770,357 were capitalized as additional principal prior to the payoff. For the period January 1, 2024 through October 31, 2024, the Company incurred total interest related to related party debt of $5,708,817, which was presented as interest expense on the statements of operations.

Acciona Debt

On November 1, 2024, Acciona provided $22,000,000 in new debt to the Company through the Assignment and Assumption Agreement thereby assigning the rights of CarVal under the Credit Agreement to Acciona (“Acciona Debt”). The restructured debt carries an interest rate of 12% per annum, in which any unpaid portion will be capitalized to the principal and a maturity date of October 31, 2029.

15

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

As of December 31, 2025 and 2024, Acciona’s related party debt outstanding was $25,256,335 and $22,432,666, respectively, including of $2,823,669 and $432,666, respectively, paid in kind interest, which were included in related party debt on the balance sheets.

Subordinated Notes

Concurrent with the sale of the GP Wind Projects, On November 1, 2024, the Company entered into a Master Assignment of Subordinated Note in which Green Pastures Wind I, LLC and Green Pastures Wind II, LLC (collectively referred to as “the Assignors”) transferred its note receivables from the Company associated with the CarVal debt payoff mentioned above to Citicorp North America Inc., CEI HoldCo SPV, L.P., JPM Capital Corporation, Security Pacific Capital Leasing Corporation, Prudential Insurance Company of America, Pruco Life Insurance Company, and Lincoln National Life Insurance Company (collectively referred to as “the Assignees”). The total obligation owed by the Company to the Assignees is $35,617,838. The loan bears a cash interest rate of 13% per annum and a maturity date of October 31, 2029. All unpaid interest is capitalized to the principal.

As of December 31, 2025 and 2024, Subordinated notes outstanding were $41,355,698 and $36,376,696, respectively, including of $4,979,002 and $758,858, respectively, paid in kind interest, which were included in both related party debt and long-term debt, on the balance sheets.

The following table provides a list of the original assignments:

Assignee	Assigned Amount	Assigned Amount (as a Percentage of Note Obligations)
Citicorp North America Inc.	$5,088,263	14.29%
CEI HoldCo SPV, L.P.	3,883,500	10.90%
Security Pacific Capital Leasing Corporation	17,019,717	47.78%
Prudential Insurance Company of America	480,095	1.35%
Pruco Life Insurance Company	413,105	1.16%
Lincoln National Life Insurance Company	223,300	0.63%
JPM Capital Corporation	8,509,858	23.89%

Aggregate Assigned Amounts	$35,617,838	100.00%

As Acciona, CEI HoldCo SPV, L.P., JPM Capital Corporation, Prudential Insurance Company of America, Pruco Life Insurance Company, and Lincoln National Life Insurance Company are all affiliates of the Company, their outstanding debt is recorded as related party debt on the balance sheets while Citicorp North America Inc. and Security Pacific Capital Leasing Corporation are unaffiliated entities and are presented as long-term debt on the balance sheets.

16

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

The following table summarizes the outstanding debt as of December 31:

	December 31,
	2025	2024

Acciona Debt & Related Party Subordinated Notes (Related party debt)	$40,942,566	$36,230,360
Third Party Subordinated Notes (Long-term debt)	25,669,467	22,579,002

Total outstanding debt	$66,612,033	$58,809,362

The Company’s future debt maturities for the five years subsequent to December 31, 2025 are as follows:

	Related party	Long-term	Total
2026	$-	$-	$-
2027	-	-	-
2028	-	-	-
2029	40,942,566	25,669,467	66,612,033

Total	$40,942,566	$25,669,467	$66,612,033

Note 8 - Commitments and contingencies

Operations, Maintenance and Management Services Agreement

The Company has an Operations, Maintenance and Management Services Agreement with a related party provider (the “OMMSA”). The OMMSA provides for certain operation and commercial management services for the Wind Energy System. The annual fee for the OMMSA is $125,000. The annual fee shall be increased as of the commencement of each contract year, beginning with the contract year commencing on January 1, 2019, in an amount equal to the change in the consumer price index from January 1 of the immediately previous contract year. On March 31, 2023, the Company terminated the OMMSA. Effective May 4, 2023, the Company entered into an Asset Management Agreement (“New Asset Manager”) with CAMS Renewables Services, LLC. The New Asset Manager provides for certain operation and commercial management services for the Wind Energy System. The annual fee for the management services is $239,927 subject to annual increases beginning January 1, 2024. For the years ended December 31, 2025 and 2024, the Company incurred fees of $456,151 and $405,198, respectively, which are included in operations and maintenance on the statements of operations.

Operations and Maintenance Services Agreement

The Company entered into an Operations and Maintenance Services Agreement dated December 23, 2014, with a third-party vendor (the “O&M”) that provides services for the covered components defined in the agreement. The O&M is separate from the OMMSA. The term for the O&M begins on the Contract Effective Date and expires on the earlier to occur of: (i) 10 years after the Commercial Operation Date; or (ii) 10 years and five months and 29 days after the Initial Maintenance Start Date as defined in the agreement. The O&M defines services to be performed as well as nonwarranty repairs, if any, in accordance with the O&M including routine operation activities, routine maintenance and corrective maintenance. The services are performed on the Company’s turbines, tower cables, blades, etc. (collectively, the 81 “Covered Units”). During 2018, the Company amended its O&M agreement to reduce the scope of services to be provided in return for a reduced fixed fee of $23,125 per Covered Unit for a four-year period, extended the initial term of the agreement for 14 years, and allowed for extension terms for an additional six years beyond the initial 14-year term. In 2020, the Company entered into Amendment No. 2 to the agreement which revised the price from July 1, 2022 until the end of the initial term to $52,700 per Covered Unit. On May 26, 2022, the Company entered into Amendment No. 3 which reduced the fee to $21,529 per Covered Unit until June 30, 2027. For the years ended December 31, 2025 and 2024, the Company incurred $3,020,286 and $3,103,449, respectively, of O&M related fees with its O&M provider, which are included in operations and maintenance on the accompanying statements of operations.

17

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

The Company entered into a Facility Management Service Agreement dated September 17, 2015, with the O&M provider (the “FMSA”). The FMSA provides for certain Management Services as defined in the FMSA for the Wind Energy System. The FMSA is separate from the O&M and the OMMSA. The term for the FMSA begins on the Contract Effective Date and expires on the earlier to occur: (i) 10 years after the Commercial Operation Date; or (ii) upon termination of the O&M agreement. The agreement expired on September 17, 2025. The quarterly fee for the FMSA is $46,250 had been adjusted annually beginning with the contract year commencing January 1, 2017.

Operating site leases

The Company has entered into site leases and easements with landowners of the land upon which the Wind Energy System was constructed. The leases are land use agreements only. The Company incurs lease expense for site leases with lessors during the initial term, the construction term and operational term. Lessors who have wind turbines on their property will receive minimum annual rent payments of $8,000 per wind turbine.

In addition, the Company’s leases require contingent rentals based on gross sales as defined in the leases during the operational term. The terms of the Company’s site leases contain rent escalation clauses and compensation for crop damage. The Company is required to pay property taxes, if any, insurance, and occupancy and maintenance costs.

Site lease expenses for the years ended December 31, 2025 and 2024 are included below:

	2025	2024

Fixed operating lease cost	$645,668	$651,727
Variable operating lease cost	50,000	-

Total lease cost	$695,668	$651,727

As of December 31, 2025 and 2024, the weighted average remaining lease term for the Company’s operating leases was 19.9 years and 20.9 years, respectively, and the corresponding weighted average discount rate was 2.05% for both periods.

The Company’s lease liabilities have the following maturities as of December 31, 2025 and 2024:

December 31, 2026	$648,000
2027	648,000
2028	648,000
2029	648,000
2030	648,000
Thereafter	9,720,000

Total undiscounted lease payments	12,960,000
Less imputed interest	(2,253,671)

Present value of operating lease liabilities at December 31, 2025	$10,706,329

Tax abatement agreement

The Company entered into a tax abatement agreement with Briscoe County, Texas, which provided for payments in lieu of certain taxes based on the capacity of the Wind Energy System. The abatement period commenced on January 1, 2016, and terminated on December 31, 2025. Pursuant to the tax abatement agreement, the Company made annual payments in lieu of taxes of $299,700, which was recorded in property taxes on the accompanying statements of operations.

18

Briscoe Wind Farm, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Note 9 - Concentrations

The Company, at times, maintains cash with financial institutions in excess of the federally insured amount by the Federal Deposit Insurance Corporation. The Company has not experienced any losses with respect to its bank balances in excess of government provided insurance.

The Company is subject to market risks associated with, among other things: (i) price movements of energy commodities and credit associated with its commercial activities; (ii) reliability of its systems, procedures, and other infrastructure necessary to operate the business; (iii) changes in laws and regulations; (iv) weather conditions; (v) financial market conditions and access to and pricing of capital; and (vi) the successful operation of power markets.

The Company’s PPA with GSEC potentially subjects the Company to concentrations of credit risk. During 2025 and 2024, the Company derived 71% and 66% of its revenues from its PPA. The Company has experienced no credit losses to date related to its electricity sales and does not anticipate material credit losses to occur in the future.

Note 10 - Related party transactions

The Company is controlled by CD CEI Fund AIV, L.P. Consequently, CD CEI Fund AIV, L.P. has the ability to exert significant influence on the Company’s development, construction and operational activities for the benefit of other companies under its control.

As of December 31, 2025 and 2024, the Company had $0 and $23,468 due from CEI Wind JV, LLC for costs incurred by the affiliate paid by the Company. The costs were recorded as a due from affiliates on the balance sheets.

As of December 31, 2025 and 2024, the Company had loan agreements with related parties as detailed in Note 7.

The Company entered into a Project Management Agreement with a related party dated December 23, 2014 (“PMA”). The PMA outlines the administrative services to be provided for the benefit of the Company, Briscoe Holdings, and the Wind Energy System. The term of the PMA began on the tax equity Funding Date, which was November 17, 2015 and terminated on November 1, 2024. The Company’s portion of the annual fee for the PMA was $25,000.

Note 11 - Subsequent events

Events that occur after the balance sheet date but before the financial statements were issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date are disclosed within the notes to the financial statements. Management evaluated the activity of the Company through May 28, 2026 (the date the financial statements were available to be issued) and concluded that aside from the disclosures previously included, no other subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

19

CohnReznick

Independent Member of Nexia

cohnreznick.com

20